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                                                          EXHIBIT 23.3



                       UNDERWRITERS CONSENT AND CERTIFICATION
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     The sales of this offering will be through Regulation S-B, Form SB-2. The
Underwriter (Rockcrest Securities, LLC.) will receive ten percent commission from the sales of this offering. This offering will only be sold by the following:

ROCKCREST SECURITIES, LLC.
3626 N. HALL STREET, SUITE 920
DALLAS, TX. 75219

CONSENT AND CERTIFICATION BY UNDERWRITER
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1.   The undersigned hereby consents to being named as underwriter in an offering statement filed with the Securities and Exchange Commission and the following States; Illinois, Texas, Massachusetts, Colorado, California, Florida, Louisiana, Kansas, Nevada, Oklahoma, Oregon, Idaho, Washington, Connecticut and the Georgia Securities Division by [AMERICAN CARD TECHNOLOGY, INC.] pursuant to Regulation S-B, in connection with a proposed offering of [COMMON STOCK] to the public.

2. The undersigned hereby certifies that it furnished the statements and information set forth in the offering statement with respect to the undersigned, its directors and officers or partners, that such statements and information are accurate, complete and fully responsive to the requirements of Disclosure Document and Exhibits of the Offering Statement thereto, and do not omit any information required to be stated therein with respect of any such persons, or necessary to make the statements and information therein with respect to any of them not misleading.

3. If Preliminary Offering Circulars are distributed, the undersigned hereby undertakes to keep an accurate and complete record of the name and address of each person furnished a Preliminary Offering Circular and, if such Preliminary Offering Circular is inaccurate or inadequate in any material respect, to furnish a revised Preliminary Offering Circular or a Final Offering Circular to all persons to whom the securities are to be sold at least 48 hours prior to the mailing of any confirmation of sale to such persons, or to send such a circular to such persons under circumstances that it would normally be received by them 48 hours prior to their receipt of confirmation of the sale.

     Rockcrest Securities, LLC.
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     (Underwriter)

By:  /s/ James S. Harris      Date:    4 \ 30\ 98
     ---------------------          -------------------
     President

(d) All written consents shall be dated and signed manually signed.

IN WITNESS WHEREOF I have hereunto set my hand and official seal

                                        /s/ Michael Kosloske
[SEAL]                                   -----------------------------------
MICHAEL W. KOSLOSKE                      Notary Public
NOTARY PUBLIC-MINNESOTA
HENNEPIN                                My Commission Expires:   1/31/2000
My Comm. Exp. January 31, 2000                                   -------------